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                         INDEPENDENT AUDITORS' CONSENT


The Boards of Trustees
ING Investors Trust
ING Equity Trust

We consent to the use of our reports dated July 11, 2003, on the financial statements of ING Large Company Value Fund and ING MagnaCap Fund incorporated by reference herein and to the reference to our firm under the heading "Financial Highlights" in Appendix C of this registration statement on Form N-14.


/s/ KPMG LLP


Boston, Massachusetts
August 29, 2003